SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


      Date of Report (Date of earliest event reported): September 12, 1997


                          MILLENNIUM ELECTRONICS, INC.
                          ----------------------------
              (Exact name of registrant as specified in it charter)



        Nevada                       000-22515             33-0750730
     ------------                    ---------             ----------
(State of incorporation)           (Commission           (I.R.S. Employer
                                   File Number)          Identification Number)


      31642 SOUTH COAST HIGHWAY, SUITE 100, LAGUNA BEACH, CALIFORNIA  92677
      ---------------------------------------------------------------------
                  (Address of principal executive offices)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (714) 499-0877
     ---------------------------------------------------  --------------














                            Exhibit Index at Page 6

Item 2.     ACQUISITION OR DISPOSITION OF ASSETS

            On September 30, 1997, Registrant entered into an agreement of merger with NETRAM Components, Inc., a California corporation and a manufacturer of high powered personal computers ("NETRAM"). Pursuant to an Agreement of Merger by and among Registrant, Millennium Memory, Inc., a California corporation and a wholly-owned subsidiary of Registrant ("MMI"), NETRAM and the shareholders of NETRAM dated as of September 30, 1997 (the "Agreement"), NETRAM was merged with and into MMI, establishing a new business division for Registrant as more fully described in the press release filed herewith as Exhibit 99.1.

            In exchange for all of the issued and outstanding capital stock of NETRAM, Registrant delivered to the NETRAM shareholders (the "Shareholders") 576,000 shares of Registrant's Common Stock (approximately 4.6033966 shares of Registrant's Common Stock for each share of NETRAM capital stock) and an aggregate of $120,000. The exchange rate was established in arms-length negotiations between the parties. A copy of the Agreement is filed herewith as
            Exhibit 2.1.

Item 5.     OTHER EVENTS

            Certain of the Company's outstanding Common Stock Purchase Warrants and options to purchase the Company's Common Stock (collectively, the "Warrants") originally issued by Beacon Capital Investment, Inc., the Company's predecessor, were scheduled to expire September 30, 1997. On September 12, 1997, the Company's Board of Directors adopted resolutions which extended the exercise period of the Warrants to December 15, 1997.

            If the Company's Common Stock issuable upon the exercise of the Warrants requires registration, the Company has authority to suspend the exercise of the Warrants until such registration is obtained.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

            The following financial statements and exhibits are filed as part of this report:

            (a) Financial statements of business acquired, prepared pursuant to Rule 3-05 of Regulation S-X:

                  The financial statements are unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

            (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

                  The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

            (c)   Exhibits in accordance with Item 601 of Regulation S-K:


     Exhibit No.    Description
     -----------    -----------

        2.1 Agreement of Merger, dated as of September 30, 1997 by and among NETRAM Components, Inc., John Torres, Terry Tonini, Jeff Hylton, Don Klosterman, David Erickson, Bret Pool, Millennium Electronics, Inc. and Millennium Memory, Inc.

       99.1         Press release dated October 7, 1997.

       99.2 Form of Common Stock Purchase Warrant (the "Warrant") which were part of the Units offered and sold in the initial public offering of Beacon Capital Investment, Inc., the Registrant's predecessor. (Incorporated herein by reference to Exhibit 10.2 to Beacon Capital Investment, Inc.'s registration statement, as amended, on Form S-18 (Registration No. 33-45838C) filed on February 18, 1992.)

       99.3 Option Agreement. (Incorporated herein by reference to Exhibit 10.4 to Beacon Capital Investment, Inc.'s registration statement, as amended, on Form S-18 (Registration No. 33-45838C) filed on February 18, 1992.)

       99.4 Option Agreement. (Incorporated herein by reference to Exhibit 10.5 to Beacon Capital Investment, Inc.'s registration statement, as amended, on Form S-18 (Registration No. 33-45838C) filed on February 18, 1992.)

       99.5 Option Agreement. (Incorporated herein by reference to Exhibit 10.6 to Beacon Capital Investment, Inc.'s registration statement, as amended, on Form S-18 (Registration No. 33-45838C) filed on February 18, 1992.)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MILLENNIUM ELECTRONICS, INC.



Date:  October 13, 1997                   By:   /s/ Troy D. Barnes
                                             ----------------------------------
                                             Troy D. Barnes
                                             President, Chief Executive Officer
                                             and Chairman of the Board

                                  EXHIBIT INDEX

Exhibit No.         Description                                       Page
-----------         -----------                                       ----

  2.1               Agreement of Merger, dated as of September          7
                    30, 1997 by and among NETRAM Components,
                    Inc., John Torres, Terry Tonini, Jeff Hylton,
                    Don Klosterman, David Erickson, Bret Pool,
                    Millennium Electronics, Inc. and Millennium
                    Memory, Inc.

  99.1              Press release dated October 7, 1997.               52

  99.2 Form of Common Stock Purchase Warrant (the "Warrant") which were part of the Units offered and sold in the initial public offering of Beacon Capital Investment, Inc., the Registrant's predecessor. (Incorporated herein by reference to Exhibit 10.2 to Beacon Capital Investment, Inc.'s registration statement, as amended, on Form S-18 (Registration No. 33-45838C) filed on February 18, 1992.)

  99.3              Option Agreement. (Incorporated herein
                    by reference to Exhibit 10.4 to Beacon
                    Capital Investment, Inc.'s registration
                    statement, as amended, on Form S-18
                    (Registration No. 33-45838C) filed on
                    February 18, 1992.)

  99.4              Option Agreement.  (Incorporated herein
                    by reference to Exhibit 10.5 to Beacon
                    Capital Investment, Inc.'s registration
                    statement, as amended, on Form S-18
                    (Registration No. 33-45838C) filed on
                    February 18, 1992.)

  99.5              Option Agreement.  (Incorporated herein
                    by reference to Exhibit 10.6 to Beacon
                    Capital Investment, Inc.'s registration
                    statement, as amended, on Form S-18
                    (Registration No. 33-45838C) filed on
                    February 18, 1992.)

                                                                    EXHIBIT 2.1



                               AGREEMENT OF MERGER




                                  BY AND AMONG


                            NETRAM COMPONENTS, INC.,

                                  JOHN TORRES,

                                  TERRY TONINI,

                                  JEFF HYLTON,

                                 DON KLOSTERMAN,

                                 DAVID ERICKSON,

                                   BRET POOL,

                          MILLENNIUM ELECTRONICS, INC.

                                       AND

                             MILLENNIUM MEMORY, INC.




                         DATED AS OF SEPTEMBER 30, 1997








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                                 Page 7 of 53

                                TABLE OF CONTENTS

                                                                       Page

RECITALS .................................................................1

AGREEMENT.................................................................2

ARTICLE 1  THE MERGER.....................................................2

           1.1  The Merger................................................2
           1.2  Succession of MMI.........................................2
           1.3  Conversion of NETRAM Stock................................2
           1.4  Exchange of Certificates and Cash
                   Consideration..........................................2
           1.5  Reorganization............................................3
           1.6  The Surviving Corporation.................................3

ARTICLE 2  EFFECTIVE DATE.................................................3

           2.1  Effectiveness.............................................3
           2.2  Other Matters.............................................4

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF TORRES
           AND TONINI.....................................................4

           3.1  Organization and Standing.................................4
           3.2  Authority.................................................4
           3.3  No Violation of Law and Agreements........................4
           3.4  Capitalization of  NETRAM.................................5
           3.5  Consents Required.........................................5
           3.6  Books and Records.........................................5
           3.7  Financial Statements......................................6
           3.8  Title to Assets...........................................6
           3.9  Accounts Receivable.......................................6
           3.10 Absence of Certain Changes................................6
           3.11 Taxes.....................................................8
           3.12 Compliance with Laws......................................9
           3.13 Contracts and Other Agreements............................9
           3.14 Intellectual Property.....................................9
           3.15 Permits...................................................9
           3.16 Labor and Employment Matters..............................9
           3.17 Employees.................................................10
           3.18 Employee Benefit Plans....................................10
           3.19 Litigation................................................10
           3.20 Brokerage.................................................11
           3.21 Accuracy of Representations...............................11
           3.22 Relations with Suppliers..................................11
           3.23 Transactions with Affiliates..............................11
           3.24 Condition of Tangible Assets and Inventories..............11
           3.25 Absence of Certain Business Practices.....................12
           3.26 Bank Accounts.............................................12
           3.27 Reorganization Related Representations....................12

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF
           HYLTON, KLOSTERMAN, ERICKSON AND POOL..........................14

           4.1  No Violation of Law and Agreements........................14
           4.2  Ownership of NETRAM Stock.................................14
           4.3  Consents Required.........................................14
           4.4  Litigation................................................15
           4.5  Brokerage.................................................15
           4.6  Accuracy of Representations...............................15
           4.7  Reorganization Related Representations....................15

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF MMI..........................16

           5.1  Organization and Standing.................................16
           5.2  Authority.................................................16
           5.3  No Violation of Law and Agreements........................16
           5.4  Capitalization of MMI.....................................17
           5.5  Consents Required.........................................17
           5.6  Brokerage.................................................17
           5.7  Reorganization Related Representations....................17

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF MEI..........................19

           6.1  Organization and Standing.................................19
           6.2  Authority.................................................20
           6.3  No Violation of Law and Agreements........................20
           6.4  Capitalization of  MEI....................................20
           6.5  Consents Required.........................................20
           6.6  Brokerage.................................................21
           6.7  Financial Statements......................................21
           6.8  Accuracy of Representations...............................21
           6.9  Reorganization Related Representations....................21

ARTICLE 7  COVENANTS AND AGREEMENTS OF NETRAM, TORRES
           TONINI, HYLTON, KLOSTERMAN, ERICKSON AND POOL..................21

           7.1  Conduct of Business.......................................21
           7.2  Conditions................................................23
           7.3  Litigation................................................23
           7.4  Notice of Breach of Representations
                 and Warranties of NETRAM.................................23
           7.5  Corporate Examinations and Investigations.................23
           7.6  Further Assurances........................................23
           7.7  Cooperation...............................................23
           7.8  No Solicitation of Other Transactions.....................24

ARTICLE 8  CONDITIONS TO THE OBLIGATIONS OF NETRAM, TORRES,
           TONINI, HYLTON, KLOSTERMAN, ERICKSON AND POOL..................24

           8.1  Representations and Warranties.............................24
           8.2  Compliance with Covenants..................................24
           8.3  Corporate Action...........................................25
           8.4  Litigation.................................................25
           8.5  Absence of Adverse Governmental Action.....................25

           8.6  Approval of Documentation..................................25
           8.7  Consents and Approvals.....................................25
           8.8  No Material Adverse Changes................................25
           8.9  Employment Agreements......................................26

ARTICLE 9  CONDITIONS TO THE OBLIGATIONS OF MMI AND MEI....................26

           9.1  Representations and Warranties.............................26
           9.2  Compliance with Covenants..................................26
           9.3  Corporate Action...........................................26
           9.4  Litigation.................................................26
           9.5  Absence of Adverse Governmental Action.....................26
           9.6  Consents and Approvals.....................................27
           9.7  Approval of Documentation..................................27
           9.8  No Material Adverse Changes................................27
           9.9  Noncompetition Agreements..................................27
           9.10 Employment Agreements......................................27
           9.11 Clearance Certificates.....................................27

ARTICLE 10 SURVIVAL OF REPRESENTATIONS
           AND WARRANTIES; INDEMNIFICATION.................................27

           10.1 Survival...................................................27
           10.2 Indemnification............................................28
           10.3 Recourse Limited to Stock..................................28

ARTICLE 11 MISCELLANEOUS...................................................29

           11.1 Nature and Survival of Representations.....................29
           11.2 Notices....................................................29
           11.3 Entire Agreement...........................................30
           11.4 Waivers and Amendments; Non-Contractual
                   Remedies; Preservation of Remedies........................30
           11.5 Governing Law..............................................31
           11.6 Arbitration of Disputes....................................31
           11.7 Binding Effect; Assignment.................................32
           11.8 No Third Party Beneficiaries...............................33
           11.9 Counterparts...............................................33
           11.10 Schedules and Exhibits ...................................33
           11.11 Headings and Construction.................................33
           11.12 Severability..............................................33
           11.13 Time of Essence...........................................33
           11.14 Attorneys' Fees...........................................34

ARTICLE 12 DEFINITIONS.....................................................34

           12.1 Defined Terms..............................................34

                                  EXHIBIT INDEX


Exhibit A    Short Form Agreement of Merger and Officers'
             Certificates

Exhibit B    Noncompetition Agreement

Exhibit C    Employment Agreement

                            DISCLOSURE SCHEDULE INDEX


Schedule 3.4     Capitalization of NETRAM

Schedule 3.5     Consents Required

Schedule 3.7     Liabilities

Schedule 3.8     Title to Assets

Schedule 3.9     Accounts Receivable

Schedule 3.10    Material Changes

Schedule 3.11    Tax Matters

Schedule 3.13    Contracts and Other Agreements

Schedule 3.14    Intellectual Property

Schedule 3.15    Permits

Schedule 3.16    Labor and Employment Matters

Schedule 3.17    Employees

Schedule 3.18    Employee Benefit Plans

Schedule 3.23    Transactions with Affiliates

Schedule 3.24    Inventory

Schedule 3.26    Bank Accounts

Schedule 5.5     Consents Required

Schedule 6.4     Capitalization of MEI

                          AGREEMENT AND PLAN OF MERGER



          This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of September 30, 1997 by and between Millennium Memory, Inc., a California corporation ("MMI"), Millennium Electronics, Inc., a Nevada corporation ("MEI"), NETRAM Components, Inc., a California corporation ("NETRAM"), Jeff Hylton, an individual ("Hylton"), John Torres, an individual ("Torres"), Terry Tonini, an individual ("Tonini"), Don Klosterman, an individual ("Klosterman"), David Erickson, an individual ("Erickson"), and Bret Pool, an individual ("Pool"). (Collectively, Torres, Tonini, Hylton, Klosterman, Erickson, and Pool are referred to herein as the "Shareholders.")

                                    RECITALS

            A. NETRAM, the offices of which are located at 31642 South Coast Highway, Suite 202, Laguna Beach, California, is in the business of manufacturing and distributing finished personal computer systems (the "Business").

            B. Torres, Tonini, Hylton, Klosterman, Erickson and Pool are the sole shareholders of NETRAM.

            C. MMI, the offices of which are located at 31642 South Coast Highway, Suite 100, Laguna Beach, California, is in the business of manufacturing, through subcontractors, and distributing memory upgrade components for personal computers ("PC's"), laptop and notebook computers, file servers and printers and of distributing the PC's manufactured by NETRAM.

            D. MMI is a wholly-owned subsidiary of MEI, the offices of which are located at 31642 South Coast Highway, Suite 100, Laguna
Beach, California.

            D. The Board of Directors of NETRAM believes that a merger of NETRAM with MMI will increase the financial strength of the Business and make available to the Business financing which might not otherwise be available to it, thereby enabling the Business to increase its volume of sales and profitability.

            E. The Boards of Directors of MMI and MEI believe that a merger with NETRAM will enable MMI to diversify its product line and customer base, reduce concentrations of accounts receivable and sales, enhance profitability and make greater lines of financing available to MMI on better terms than are currently available.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:


                                    ARTICLE 1

                                   THE MERGER

            1.1 THE MERGER. Subject to the terms and conditions set forth in this Agreement, on the Effective Date, NETRAM shall be merged with and into MMI in accordance with the provisions of Sections 1101 and 1107 of the California Corporations Code and the separate existence of NETRAM shall thereupon cease.

            1.2 SUCCESSION OF MMI. On the Effective Date, subject to the express terms of this Agreement, MMI shall succeed to and possess all the properties, rights, privileges, powers, franchises, immunities and purposes and shall succeed to and be subject to all of the debts, liabilities, obligations, restrictions and duties of NETRAM, without further action or deed.

            1.3 CONVERSION OF NETRAM STOCK. On the Effective Date, all of the issued and outstanding shares of the common stock of NETRAM (the "NETRAM Common Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of the common stock of MEI (the "MEI Common Stock"). Each share of NETRAM Common Stock shall be converted into 4.6033966 shares of the MEI Common Stock; provided that Shareholders shall not be issued fractional shares of MEI Common Stock and shall instead receive in lieu thereof a cash payment equal to the value of such fraction. Each share certificate which immediately prior to the Effective Date represents NETRAM Common Stock shall be deemed for all purposes to evidence ownership of, and to represent the number of shares of, MEI Common Stock into which the shares of NETRAM Common Stock represented by such certificate immediately prior to the Effective Date have been converted pursuant to this Section 1.3. Each shareholder of NETRAM at the Effective Date shall, until such holder's certificate for NETRAM Common Stock has been surrendered for transfer or exchange, be entitled to exercise any voting and other rights with respect thereto and be entitled to receive any dividends or other distributions, equivalent to the number of shares of MEI Common Stock into which the shares of NETRAM Common Stock represented by such certificate has been converted.

            1.4 EXCHANGE OF CERTIFICATES AND CASH CONSIDERATION. On the Effective Date, Torres, Tonini, Hylton, Klosterman,

Erickson and Pool shall deliver to MMI, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, certificates for all of the issued and outstanding shares of NETRAM Common Stock and upon such tender MEI shall deliver to Torres, Tonini, Hylton, Klosterman, Erickson and Pool in the same proportion as the shares of NETRAM Common Stock owned by each of them certificates evidencing 576,000 shares of the MEI Common Stock and checks totaling One Hundred Twenty Dollars ($120,000). The MEI share certificates will bear the following legend:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFIED OR REGISTERED FOR SALE UNDER APPLICABLE STATE SECURITIES LAWS,
         (B) MEI HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT TO THE EFFECT THAT NO SUCH REGISTRA-TION OR QUALIFICATION IS REQUIRED FOR SUCH TRANSFER OR (C) THE TRANSFER IS IN COMPLIANCE WITH RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR ANY SUCCESSOR THERETO, AND A COMPARABLE EXEMPTION UNDER STATE LAW.

            1.5 REORGANIZATION. It is the intent of the parties that the Merger will qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code (the "Code"); and the parties shall report the Merger accordingly for federal, state and local income tax purposes.

            1.6 THE SURVIVING CORPORATION. In the Merger, NETRAM shall merge into MMI and MMI shall be the surviving corporation. The Articles of Incorporation and Bylaws of MMI in effect at the Effective Date shall be the Articles of Incorporation and Bylaws of the surviving corporation until amended in accordance with applicable law. The directors and officers of MMI immediately prior to the Effective Date shall be and shall constitute the directors and officers of the surviving corporation to serve in accordance with the Bylaws of the surviving corporation until their respective successors have been duly elected or appointed and qualified.


                                    ARTICLE 2

                                 EFFECTIVE DATE

            2.1 EFFECTIVENESS. The Merger shall become effective upon the filing with the Secretary of State for the State of California of a properly executed Short-form Agreement of Merger and Officers' Certificate in the form of those attached hereto as Exhibit A (the "Effective Date").


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                                 Page 15 of 53

            2.2 OTHER MATTERS. The Employment and Noncompetition Agreements in the forms of those attached hereto as Exhibits B and C shall be executed and delivered to the parties thereto. Torres, Tonini, Hylton, Klosterman, Erickson, Pool, MEI and MMI shall deliver the certificates described in Sections 1.4, 7.2 and 8.2.


                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF TORRES AND TONINI

            Except as otherwise set forth in the Schedules delivered to MMI and MEI contemporaneously with the execution and delivery of this Agreement, Torres and Tonini hereby jointly and severally represent and warrant to MMI and MEI as follows:

            3.1 ORGANIZATION AND STANDING. NETRAM is a corporation duly organized, validly existing and in good standing under the laws of the State of California. NETRAM has all necessary corporate power and authority to carry on the Business as it is now being conducted and to own or use the properties and assets that it purports to own or use. The copies of NETRAM's Articles of Incorporation (certified by the California Secretary of State) and Bylaws (certified by the corporate secretary), and all amendments thereto (similarly certified), delivered to MMI and MEI concurrently herewith are accurate and complete as of the date hereof.

            3.2 AUTHORITY. NETRAM has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under such agreement. This Agreement has been duly authorized, executed and delivered by NETRAM and constitutes the legal, valid and binding obligation of NETRAM enforceable against NETRAM in accordance with its terms.

            3.3 NO VIOLATION OF LAW AND AGREEMENTS. To the best of their knowledge and belief, the execution, delivery and performance of this Agreement do not and will not, directly or indirectly (with or without notice or lapse of time),
(a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of NETRAM; (b) conflict with, violate, result in a breach of, or cause a default under (i) any provision of any federal, state or local law or regulation,
(ii) any material provision of any order, arbitration award, judgment or decree to which NETRAM or any of its Assets, Torres or Tonini or their stock in NETRAM is subject, or (iii) any provision of any material agreement or instrument to which NETRAM or its Assets, Torres or Tonini or their stock in NETRAM is subject or (iv) any other material restriction of any kind or character to which NETRAM or its Assets, Torres or Tonini or their stock in NETRAM is subject; (c) result in the imposition or creation of any encumbrance upon or with respect to any of the Assets of NETRAM.

            3.4 CAPITALIZATION OF NETRAM. The authorized capital stock of NETRAM consists of 500,000 shares of Common Stock, 125,125 shares of which Common Stock are issued and outstanding. No other class of capital stock of NETRAM is authorized. Except as set forth in Schedule 3.4 hereto, there are no outstanding subscriptions, options, rights, warrants or other agreements obligating NETRAM, Torres or Tonini to sell or issue any shares of stock of any class or any securities convertible into shares of stock of any class of NETRAM. NETRAM will not make any changes in its capitalization prior to the Effective Date and the total number of shares of Common Stock of NETRAM so issued and outstanding will remain unchanged as of the Effective Date. Torres, Tonini, Hylton, Klosterman, Erickson and Pool are the sole shareholders of NETRAM. Torres owns of record and beneficially 60,000 shares of the Common Stock of NETRAM; Tonini owns of record and beneficially 40,000 shares of the Common Stock of NETRAM; Hylton owns of record and beneficially 100 shares of the Common Stock of NETRAM; Klosterman owns of record and beneficially 8,342 shares of the Common Stock of NETRAM; Erickson owns of record and beneficially 8,342 shares of the Common Stock of NETRAM; Pool owns of record and beneficially 8,341 shares of the Common Stock of NETRAM.

            3.5 CONSENTS REQUIRED. To the best of their knowledge and belief, the execution, delivery and performance of this Agreement by NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson and Pool and the consummation of the transactions contemplated hereby do not require NETRAM or any of the Shareholders to obtain any consent (except as indicated in Schedule 3.5), approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority for any reason where the failure to do so would have a material adverse effect on MMI, NETRAM, the Business or the Assets.

            3.6 BOOKS AND RECORDS. NETRAM has maintained (and given MMI and MEI access to) Books and Records and accounts which are substantially complete and correct and accurately reflect the activities of NETRAM relating to the Business, and which have been kept in accordance with NETRAM's normal business practices. The copies of the minute books of NETRAM previously delivered to MMI and MEI contain accurate and complete records of all actions previously taken by the shareholders, board of directors and committees of the board of directors of NETRAM relating to the Business.

            3.7 FINANCIAL STATEMENTS. Schedule 3.7 hereto is a
(a) true and complete list of all of NETRAM's material liabilities (excluding any income tax liabilities) as of September 13, 1997 and (b) a true and complete list of all of NETRAM's material assets. To the best of the knowledge of Torres and Tonini, except as set forth in SCHEDULE 3.7, NETRAM has no material liabilities, obligations or commitments of any nature (whether known or unknown, and whether absolute, accrued, contingent or otherwise, and whether matured or unmatured), except liabilities the amounts of which are disclosed or reserved against on Schedule 3.7, income tax liabilities, and liabilities (which may be material) incurred in the ordinary course of business and consistent with past practice since September 13, 1997.

            3.8 TITLE TO ASSETS. NETRAM has and, upon the consummation of the transactions contemplated hereby, MMI will acquire, good and marketable title to or other right to use all of the Assets, in each case free and clear of all liens or encumbrances of any kind, other than those set forth in
SCHEDULE 3.8, and liens for taxes or other statutory or governmental charges not yet due. The Assets include, without limitation, all assets heretofore used in the conduct of the Business.

            3.9 ACCOUNTS RECEIVABLE. All accounts receivable of NETRAM are reflected properly on its books and records, and represent valid and enforceable obligations arising from bona fide transactions in the ordinary course of business. Except as set forth on Schedule 3.9 hereto, such accounts receivable are subject to no defenses, claims or rights of set off, and are fully collectible in the ordinary course of business within ninety days after the date on which they first become due and payable, respectively, without cost in collection efforts therefor. Except as set forth in SCHEDULE 3.9, (i) no account debtor is delinquent in its payment by more than sixty
(60) days, (ii) no account debtor has refused or threatened to refuse to pay its obligations for any reason, (iii) no account debtor is, to the knowledge of NETRAM, insolvent or bankrupt, and (iv) no account receivable is pledged to any third party.

            3.10 ABSENCE OF CERTAIN CHANGES. Since January 1, 1997, NETRAM has not suffered any material adverse change in its condition (financial or otherwise) or the results of its operations or in its Assets, Business or prospects considered as a whole or, except as specifically contemplated by this Agreement or as set forth in SCHEDULE 3.10:

                 (a) entered into any transaction, contract or commitment or incurred any obligation or liability (fixed or contingent) which is not in the ordinary course of business or which is materially adverse to the Business or financial condition of NETRAM as a whole;

                 (b) transferred or granted any material
rights under any concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, service marks, brand marks, brand names or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know- how or other proprietary or trade rights;

                 (c) made or granted any wage or salary
increase except in the ordinary course of business consistent with past practices, increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock appreciation rights, performance award, stock awards, stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees, entered into or begun negotiations with respect to any employment contract with any officer or employee or made any loan (excluding advances for normal reimbursable business expenses) to, or entered into any transaction of any other nature with, any officer or director or gained any knowledge of any plans of any key employee or employees to terminate their employment, the absence of whom would have a material adverse effect on the ability of NETRAM to conduct the Business after the Effective Date;

                 (d) suffered any material adverse change in its financial condition or results of operations or in its assets, properties, business or operations considered as a whole;

                 (e) granted any stock options or other rights to purchase securities of NETRAM, declared any dividend or made any payment in respect of the capital stock of NETRAM;

                 (f) suffered any damage to or loss of any asset or property, whether or not covered by insurance, materially and adversely affecting the Business, financial condition or prospects of NETRAM as a whole;

                 (g) suffered any change in employee relations which has or is reasonably likely to have an adverse effect on the Business or NETRAM's financial condition or results of operations or the relationships between NETRAM'S employees and management;

                 (h) paid, loaned or abandoned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its Shareholders, officers or directors, or any affiliate or associate of any of its Shareholders, officers or directors;

                 (i) experienced any other event or condition which in any one case or in the aggregate has or might be reasonably expected to have a material adverse effect on NETRAM; or

                 (j) entered into any negotiation or agreement to do any of the things described in this Section 3.10.

Since September 13, 1997, NETRAM has operated in the ordinary course consistent with its past practice so as to preserve the Business intact, to keep available to NETRAM the services of NETRAM's employees, and to preserve the Business and the goodwill of NETRAM's suppliers, customers, distributors and others having business relations with it.

            3.11 TAXES. NETRAM has never filed any federal or state income tax returns or reports and has to date not been required to do so. Except as set forth on SCHEDULE 3.11, NETRAM is not to the best of their knowledge and belief subject to tax in any state, local or foreign jurisdiction other than California. Since and including its first fiscal year, NETRAM has been and remains an S Corporation under
Section 1361 of the Internal Revenue Code and the corresponding provisions of the California Revenue and Taxation Code. Except as set forth on SCHEDULE 3.11:

                 (a) No extension or waiver of any statute of limitations has been requested of or granted by NETRAM with respect to any tax for any period, and no extension or waiver of time within which to file any tax return or report has been requested by or granted to NETRAM.

                 (b) No deficiency, delinquency, or default for any taxes has been claimed, proposed or assessed against NETRAM, Torres or Tonini nor has NETRAM, Torres or Tonini received notice of any such deficiency, delinquency, or default; and there is no audit, examination, investigation, claim, assessment, action, suit, proceeding, lien or encumbrance in effect, pending or proposed by any tax authority with respect to any such taxes or with respect to any tax return or report of NETRAM, Torres or Tonini. No claim has been made by an authority in any state, local or foreign jurisdiction other than California that NETRAM is subject to taxation by that jurisdiction. There are no liens for taxes (other than for current Taxes not yet due and payable) on the Assets.

                 (c) NETRAM has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee and, to the best of their knowledge and belief, any independent contractor, creditor, stockholder or third party.

                 (d) There is no tax ruling, request for
ruling, or settlement, compromise, closing or tax collection agreement in effect or pending which does or could affect the liability of NETRAM for taxes for any period after the Effective
Date.

            3.12 COMPLIANCE WITH LAWS. To the best knowledge and belief of Torres and Tonini, and except for NETRAM's failure to maintain workers compensation insurance, NETRAM has not violated and is in material compliance with all laws, statutes, ordinances, regulations, rules and orders of all foreign, federal, state and local governments and governmental departments and agencies, and all judgments, decisions, decrees and orders of all courts and governmental agencies, departments or authorities which apply to or have jurisdiction over NETRAM or any of the Assets.

            3.13 CONTRACTS AND OTHER AGREEMENTS. SCHEDULE 3.13 sets forth all of the material contracts and other agreements to which NETRAM is a party or by or to which it or the Assets or any of the outstanding shares of NETRAM are bound or subject.

            3.14 INTELLECTUAL PROPERTY. SCHEDULE 3.14 lists all trademarks, service marks, trade names, brand marks, brand names, patents (other than patents that have expired), trademark service mark and patent applications and employee invention disclosure agreements and disclosures, copyrights and custom computer software (collectively, the "Intellectual Property") used in connection with the Business. To the extent any Intellectual Property is the subject of a licensing agreement, such licensing agreement and the parties thereto are described in SCHEDULE 3.14. Except as disclosed in
SCHEDULE 3.14, NETRAM has not received notice that it is infringing upon any intellectual property right of any other party or any application pending therefor and NETRAM does not know of any basis for any such claim of infringement.

            3.15 PERMITS. SCHEDULE 3.15 sets forth all Permits held by NETRAM. To the best of their information and belief, no Permit other than those listed on SCHEDULE 3.15 is necessary for the transaction of the Business as currently conducted except where the failure to hold such Permit would result in a material adverse effect on NETRAM, the Business or the Assets. All such Permits of NETRAM are transferable to MMI, except for those Permits specifically listed as non-transferable on SCHEDULE 3.15. All such Permits are currently in force. No notice of any violation has been received in respect of any such Permit, and neither Torres nor Tonini has any knowledge of any proceeding which is pending or threatened that would suspend or revoke or limit any such Permit.

            3.16 LABOR AND EMPLOYMENT MATTERS.

                 (a) Except as set forth in SCHEDULE 3.16, NETRAM (i) has withheld and paid to the appropriate
Governmental Authorities, or is withholding for payment not yet due to such authorities, all amounts required to be withheld from its employees; (ii) is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; and (iii) except for NETRAM's failure to maintain workers compensation insurance, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including Title VII of the Federal Civil Rights Act of 1964, as amended, OSHA, and those relating to hours, wages, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate authorities.

                 (b) NETRAM is not a party to any collective bargaining agreement or other labor contract applicable to the employees of NETRAM; and NETRAM is not subject to any (i) unfair labor practice complaint pending before the National Labor Relations Board or any other federal, state, local or foreign agency, (ii) pending or threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, or threat thereof, (iii) pending grievance proceeding, (iv) pending representation question respecting the employees of NETRAM, or (v) attempt by any union to represent employees of NETRAM as a collective bargaining agent.

            3.17 EMPLOYEES. SCHEDULE 3.17 sets forth a list of the names of all of NETRAM's current employees (the
"Employees") and indicates the current salary or wage rate of each Employee. All of such salaries, wages and benefits will be paid by NETRAM when due for all periods through the Effective Date.

            3.18 EMPLOYEE BENEFIT PLANS. Except as set forth in SCHEDULE 3.18, NETRAM does not have any employee welfare benefit or employee pension benefit plans, medical, dental, disability or life insurance program, or stock option, incentive and deferred compensation plans or other similar fringe or employee benefit plans, programs or arrangements for the benefit of employees of the Business.

            3.19 LITIGATION. There is no litigation, action, suit, proceeding or investigation (collectively, "Actions") presently pending against NETRAM, Torres, Tonini (or, to the best of their knowledge, Hylton, Klosterman, Erickson or Pool) or affecting the Assets or Business or the outstanding Common Stock of NETRAM, nor does Torres or Tonini have any knowledge of any Actions threatened against either of them or NETRAM or affecting the Assets or Business or restricting or prohibiting the consummation of the transactions contemplated by this Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

            3.20 BROKERAGE. No broker or finder has acted, directly or indirectly, for NETRAM, Torres or Tonini nor has NETRAM, Torres or Tonini incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement. Torres and Tonini shall severally, but not jointly, indemnify and hold MMI and MEI harmless with respect to any and all claims for brokers' fees, commissions or other similar fees arising out of their conduct or that of NETRAM.

            3.21 ACCURACY OF REPRESENTATIONS. No
representation, warranty, statement or schedule furnished by NETRAM, Torres or Tonini to MMI or MEI in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

            3.22 RELATIONS WITH SUPPLIERS. No supplier has canceled any contract or order for provisions of, and, to the best of their knowledge and belief, there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to NETRAM between January 1, 1997 and the date of this Agreement. NETRAM's relationships with its suppliers are good, and neither Torres nor Tonini is aware of anything that would lead them to conclude that any such relationship may be in jeopardy.

            3.23 TRANSACTIONS WITH AFFILIATES. SCHEDULE 3.23 is a true, correct and complete list of all existing business relationships between NETRAM and any of the officers, directors, or Shareholders of NETRAM or any of such officer's, directors, or shareholder's affiliates.

            3.24 CONDITION OF TANGIBLE ASSETS AND INVENTORIES.

                 (a) To the best of Torres and Tonini's
knowledge and belief, all items of machinery, equipment, and other tangible assets of NETRAM are in good operational condition, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used.

                 (b) Except as set forth in SCHEDULE 3.24, the Inventory consists of items of merchantable quality and quantity usable or salable in the ordinary course of the Business at prevailing market prices not less than the book value amounts thereof, and are not obsolete, damaged, slow-moving or defective. To the best of Torres and Tonini's knowledge and belief, no item included in the Inventory has been the subject of recall by a government agency. The value at which Inventories are carried on the Books and Records of

NETRAM reflects the customary inventory valuation policy of NETRAM (which fairly reflects the value of obsolete or excess inventory) for stating Inventory in accordance with generally accepted accounting principles consistently applied.

            3.25 ABSENCE OF CERTAIN BUSINESS PRACTICES.
Neither NETRAM nor any officer, employee or agent of NETRAM acting on its behalf has, directly or indirectly, (a) within the past three years given any gift or similar benefit to any customer, supplier, competitor or governmental employee or official which would subject NETRAM to any damage or penalty in any civil, criminal or governmental litigation or proceeding and which would have a material adverse effect on the assets, condition (financial or otherwise) or business of NETRAM, or (b) acted in any other unlawful manner with, to, or in connection with NETRAM's customers, suppliers, or competitors which would have a material adverse effect on the assets, condition (financial or otherwise) or business of NETRAM.

            3.26 BANK ACCOUNTS. SCHEDULE 3.26 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which NETRAM maintains accounts of any nature, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

            3.27 REORGANIZATION RELATED REPRESENTATIONS.

                 3.27.1 There is no plan or intention by any of the Shareholders to sell, exchange, or otherwise dispose of a number of shares of MEI Common Stock received in the Merger that would reduce the Shareholders' ownership of MEI Common Stock to a number of shares having a value, as of the Effective Date, of less than 50% of the value of all of the formerly outstanding NETRAM Common Stock of as of the same date. NETRAM Common Stock and MEI Common Stock held by the Shareholders and otherwise sold, redeemed, or disposed of prior to, subsequent to or as part of the Merger have been considered in making this representation.

                 3.27.2 Following the Effective Date, MMI will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of NETRAM's net assets and at least 70% of the fair market value of NETRAM's gross assets held immediately prior to the Effective Date. For purposes of this representation, amounts used by MMI or NETRAM to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by MMI, are included as assets of MMI or NETRAM, respectively, immediately prior to the Effective Date.

                 3.27.3 NETRAM, MMI, MEI and each of the
Shareholders will pay their respective expenses, if any, incurred in connection with the transaction contemplated by this Agreement.

                 3.27.4 The liabilities of NETRAM assumed by MEI and the liabilities to which the Assets are subject were incurred by NETRAM in the ordinary course of its business.

                 3.27.5 There is no intercorporate
indebtedness existing between NETRAM and MEI which was issued, acquired, or will be settled at a discount.

                 3.27.6 The fair market value of the MEI
Common Stock and other consideration received by each Shareholder will be approximately equal to the fair market value of the NETRAM Common Stock surrendered in the Merger.

                 3.27.7 At the Effective Date, 100% of the issued and outstanding shares of NETRAM Common Stock will be exchanged solely for voting stock of MEI and $120,000 in cash.

                 3.27.8 At the Effective Date, NETRAM will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in NETRAM that, if exercised or converted, would affect MEI's acquisition or retention of control of NETRAM or MMI, as defined in Section 368(c) of the Code.

                 3.27.9 NETRAM is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.

                 3.27.10 On the Effective Date, the fair
market value of the assets of NETRAM will exceed the sum of its liabilities plus the amount of liabilities, if any, to which its assets are subject.

                 3.27.11 NETRAM is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

                 3.27.12 Other than the $120,000 to be paid to the Shareholders pursuant to Section 1.4 hereof, none of the compensation received by the Shareholders will be separate consideration for, or allocable to, any of their shares of NETRAM Common Stock. None of the shares of MEI Common Stock received by any Shareholder will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

                 3.27.13 No order has been entered revolving or suspending for cause any license, permit or other authority of any director or officer of NETRAM, or of any corporation of which such person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of 'the securities business, or of any felony.


                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                      HYLTON, KLOSTERMAN, ERICKSON AND POOL

            Except as otherwise set forth in any Schedule delivered to MMI and MEI contemporaneously with the execution and delivery of this Agreement, Hylton, Klosterman, Erickson and Pool hereby severally (but not jointly) represent and warrant to MMI and MEI each as to himself only as follows:

            4.1 NO VIOLATION OF LAW AND AGREEMENTS. The execution, delivery and performance of this Agreement by Klosterman, Erickson and Pool do not and will not, directly or indirectly (with or without notice or lapse of time), (a) any provision of any order, arbitration award, judgment or decree to which Hylton, Klosterman, Erickson or Pool or their stock in NETRAM is subject, (b) any material provision of any material agreement or instrument to which Hylton, Klosterman, Erickson or Pool or their stock in NETRAM are subject or (c) any other material restriction of any kind or character to which Hylton, Klosterman, Erickson or Pool or their stock in NETRAM are subject.

            4.2 OWNERSHIP OF NETRAM STOCK. There are no outstanding subscriptions, options, rights, warrants or other agreements obligating Hylton, Klosterman, Erickson or Pool to sell any shares of stock of any class or any securities convertible into shares of stock of any class of NETRAM. Hylton owns of record and beneficially 100 shares of the Common Stock of NETRAM; Klosterman owns of record and beneficially 8,342 shares of the Common Stock of NETRAM; Erickson owns of record and beneficially 8,342 shares of the Common Stock of NETRAM; Pool owns of record and beneficially 8,341 shares of the Common Stock of NETRAM.


            4.3 CONSENTS REQUIRED. The execution, delivery and performance of this Agreement by Hylton, Klosterman, Erickson and Pool and the consummation of the transactions contemplated hereby by Hylton, Klosterman, Erickson and Pool do not require them to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority for any reason where the failure to do so would have a material adverse effect on MMI, NETRAM, the Business or the Assets.

            4.4 LITIGATION. There is no litigation, action, suit, proceeding or investigation (collectively, "Actions") presently pending against Hylton, Klosterman, Erickson or Pool nor does Hylton, Klosterman, Erickson or Pool have any knowledge of any Actions threatened against any of them restricting or prohibiting the consummation of the transactions contemplated by this Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

            4.5 BROKERAGE. No broker or finder has acted, directly or indirectly, for Hylton, Klosterman, Erickson or Pool nor has Hylton, Klosterman, Erickson or Pool incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement. Hylton, Klosterman, Erickson and Pool shall indemnify and hold MMI and MEI harmless with respect to any and all claims for brokers' fees, commissions or other similar fees arising out of their conduct.

            4.6 ACCURACY OF REPRESENTATIONS. No
representation, warranty, statement or schedule furnished by Hylton, Klosterman, Erickson or Pool to MMI or MEI in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

            4.7 REORGANIZATION RELATED REPRESENTATIONS.

                 4.7.1 Each of Hylton, Klosterman, Erickson and Pool will pay his respective expenses, if any, incurred in connection with the transaction contemplated by this Agreement.

                 4.7.2 At the Effective Date, neither Hylton,
Klosterman, Erickson nor Pool will hold any outstanding warrants, options, convertible securities, or any other type of right issued by NETRAM pursuant to which any person could acquire stock in NETRAM.

                 4.7.3 Other than the $120,000 to be paid to the Shareholders pursuant to Section 1.4 hereof, there will be no compensation received by Hylton, Klosterman, Erickson or Pool which will be separate consideration for, or allocable to, any of their shares of NETRAM Common Stock. None of the shares of MEI Common Stock received by any such Shareholder will be separate consideration for, or allocable to, any employment agreement; and all compensation for services, if any, paid to Hylton, Klosterman, Erickson and Pool will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

                 4.7.4 No order has been entered revolving or suspending for cause any license, permit or other authority of Hylton, Klosterman, Erickson or Pool, or of any corporation of which such person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business, or of any felony.


                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF MMI

            MMI represents and warrants to NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson and Pool as follows:

            5.1 ORGANIZATION AND STANDING. MMI is a
corporation duly organized, validly existing and in good standing under the laws of the State of California. MMI has all necessary corporate power and authority to carry on its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Copies of MMI's Articles of Incorporation (certified by the California Secretary of State) and Bylaws (certified by the corporate secretary), and all amendments thereto (similarly certified), delivered to NETRAM concurrently herewith are accurate and complete as of the date hereof.

            5.2 AUTHORITY. MMI has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements (to which it is a party), to consummate the transactions contemplated hereby and to perform its obligations under such agreements. Each of this Agreement and the Ancillary Agreements (to which MMI is a party) have been duly authorized, executed and delivered by MMI and constitute the legal, valid and binding obligations of MMI enforceable against MMI in accordance with its terms.

            5.3 NO VIOLATION OF LAW AND AGREEMENTS. The execution, delivery and performance of this Agreement does not and will not, directly or indirectly (with or without notice or lapse of time), (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of MMI; (b) conflict with, violate, result in a breach of, or cause a default under
(i) any provision of any federal, state or local law or regulation, (ii) any provision of any order, arbitration award, judgment or decree to which MMI or any of its properties or assets is subject, or (iii) any provision of any material agreement or instrument to which MMI or its properties or assets are subject or (iv) to the knowledge of MMI, any other restriction of any kind or character to which MMI or its properties are subject; (c) cause MMI or MEI to become subject to, or to become liable for the payment of, any tax of any kind, levy or other like assessment, custom, duty, impost, charge or fee; or (d) result in the imposition or creation of any encumbrance upon or with respect to any of MMI's properties or assets.

            5.4 CAPITALIZATION OF MMI. The authorized capital stock of MMI consists of 7,000,000 shares of Common Stock, no par value, 100 shares of which Common Stock are issued and outstanding. No other class of capital stock of MMI is authorized. There are no outstanding subscriptions, options, rights, warrants or other agreements obligating MMI to sell or issue any shares of stock of any class or any securities convertible into shares of stock of any class of MMI. MMI will not make any changes in its capitalization prior to the Effective Date and the total number of shares of Common Stock of MMI so issued and outstanding will remain unchanged as of the Effective Date. MEI is the sole shareholder of MMI.

            5.5 CONSENTS REQUIRED. Except as set forth in
SCHEDULE 5.5, the execution, delivery and performance of this Agreement by MMI and the consummation of the transactions contemplated hereby do not require MMI to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority for any reason.

            5.6 BROKERAGE. No broker or finder has acted, directly or indirectly, for MMI, nor has MMI incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement. MMI agrees to indemnify and hold Torres, Tonini, Hylton, Klosterman, Erickson and Pool harmless with respect to any and all claims for brokers' fees, commissions or other similar fees arising out of the conduct of MMI.

            5.7 REORGANIZATION RELATED REPRESENTATIONS.

                 5.7.1 This Agreement has been negotiated between MMI, MEI, NETRAM and the Shareholders at arms' length. The fair market value of the MEI Common Stock and the cash received by each Shareholder in the Merger will be approximately equal to the fair market value of the NETRAM Common Stock surrendered in the Merger.

                 5.7.2 Following the Effective Date, MMI will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets, and at least 90% of the fair market value of NETRAM's net assets and at least 70% of the fair market value of NETRAM's gross assets held immediately prior to the Merger. For purposes of this representation, amounts used by MMI or NETRAM to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by MMI or NETRAM are included as assets of MMI or NETRAM, respectively, immediately prior to the Effective Date.

                 5.7.3 Immediately prior to the Effective
Date, MEI will be in control of MMI within the meaning of
Section 368(c) of the Code.

                 5.7.4 MEI has no plan or intention to, and will not, following the Merger, issue additional shares of stock that would result in MEI losing control of MMI within the meaning of Section 368(c) of the Code.

                 5.7.5 MEI has no plan or intention to
reacquire any of its stock issued in the Merger.

                 5.7.6 MEI has no plan or intention to
liquidate MMI, to merge MMI with or into another corporation; to sell or otherwise dispose of the stock of MMI except for transfers of stock to corporations controlled by MEI; or to cause MMI to sell or otherwise dispose of any of its assets or any of the assets acquired from NETRAM, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by MMI.

                 5.7.7 Following the Effective Date, MEI will cause MMI to continue the historic businesses of MMI and NETRAM or use a significant portion of the historic business assets of both MMI and NETRAM in a business.

                 5.7.8 MEI, MMI, NETRAM and the Shareholders will pay their respective expenses, if any, incurred in connection with the transactions contemplated in this Agreement.

                 5.7.9 There is no intercorporate indebtedness existing between MEI and NETRAM, or between MMI and NETRAM, which was issued, acquired, or will be settled at a discount.
No stock of MMI will be issued in the Merger.

                 5.7.10 On the Effective Date, shares of
NETRAM Common Stock representing control of NETRAM, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of MEI plus $120,000. No consideration other than MEI Common Stock and $120,000 in cash will be paid or received

(directly or indirectly, actually or constructively) for NETRAM
Common Stock.

                 5.7.11 Neither MEI nor MMI owns, nor has either owned during the past five years, any shares of the stock of NETRAM.

                 5.7.12 Neither MEI nor MMI is an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.

                 5.7.13 Other than the $120,000 to be paid to the Shareholders pursuant to Section 1.4 hereof, none of the compensation received by any Shareholder will be separate consideration for, or allocable to, any of their shares of NETRAM Common Stock. None of the shares of MEI Common Stock received by any Shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any Shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

                 5.7.14 No order has been entered revoking or suspending for cause any license, permit or other authority of any director or officer of MEI or MMI, or of any corporation of which such person is an officer or director, to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or enjoining any such person or any corporation of which he is an officer or director from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security or any aspect of the securities business, or of any felony.



                                    ARTICLE 6

                      REPRESENTATIONS AND WARRANTIES OF MEI

            MEI represents and warrants to NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson and Pool as follows:

            6.1 ORGANIZATION AND STANDING. MEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. MEI has all necessary corporate power and authority to carry on its business as it is now being conducted, to own or use the properties and assets that it purports to own or use. Copies of MEI's Articles of Incorporation (certified by the Nevada Secretary of State) and Bylaws (certified by the corporate secretary), and all amendments thereto (similarly certified), delivered to NETRAM concurrently herewith are accurate and complete as of the date hereof.

            6.2 AUTHORITY. MEI has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements (to which it is a party), to consummate the transactions contemplated hereby and to perform its obligations under such agreements. Each of this Agreement and the Ancillary Agreements (to which MEI is a party) have been duly authorized, executed and delivered by MEI and constitute the legal, valid and binding obligations of MEI enforceable against MEI in accordance with its terms.

            6.3 NO VIOLATION OF LAW AND AGREEMENTS. The execution, delivery and performance of this Agreement does not and will not, directly or indirectly (with or without notice or lapse of time), (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of MEI; (b) conflict with, violate, result in a breach of, or cause a default under (i) any provision of any federal, state or local law or regulation, (ii) any provision of any order, arbitration award, judgment or decree to which MEI or any of its properties or assets is subject, or (iii) any provision of any material agreement or instrument to which MEI or its properties or assets are subject or (iv) to the knowledge of MEI, any other restriction of any kind or character to which MEI or its properties are subject; (c) cause MMI or MEI to become subject to, or to become liable for the payment of, any tax of any kind, levy or other like assessment, custom, duty, impost, charge or fee; or (d) result in the imposition or creation of any encumbrance upon or with respect to any of MEI's properties or assets.

            6.4 CAPITALIZATION OF MEI. The authorized capital stock of MEI consists of 25,000,000 shares of Common Stock, $.001 par value, 7,243,054 shares of which Common Stock are issued and outstanding. No other class of capital stock of MEI is authorized. Other than as set forth in SCHEDULE 6.4 hereto, there are no outstanding subscriptions, options, rights, warrants or other agreements obligating MEI to sell or issue any shares of stock of any class or any securities convertible into shares of stock of any class of MEI. MEI will not make any changes in its capitalization prior to the Effective Date and the total number of shares of Common Stock of MEI so issued and outstanding will remain unchanged as of the Closing Date.

            6.5 CONSENTS REQUIRED. Except as set forth in
SCHEDULE 5.5, the execution, delivery and performance of this Agreement by MEI and the consummation of the transactions contemplated hereby do not require MEI to obtain any consent, approval or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority for any reason.

            6.6 BROKERAGE. No broker or finder has acted, directly or indirectly, for MEI, nor has MEI incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement. MEI agrees to indemnify and hold Torres, Tonini, Hylton, Klosterman, Erickson and Pool harmless with respect to any and all claims for brokers' fees, commissions or other similar fees arising out of the conduct of MEI.

            6.7 FINANCIAL STATEMENTS. MEI has delivered to Torres and Tonini: a true, complete and correct copy of MEI's interim balance sheet (the "Interim Balance Sheet") dated June 30, 1997 (the "Interim Balance Sheet Date") and the related statements of income and retained earnings and cash flow for the period ended on the Interim Balance Sheet Date (collectively, the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of MEI, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and (iii) fairly and accurately present the assets, liabilities (including all reserves) and financial position of MEI as of the Interim Balance Sheet Date and the results of operations and changes in stockholders' equity and cash flow for the period then ended, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes.

            6.8 ACCURACY OF REPRESENTATIONS. No
representation, warranty, statement or schedule furnished by MEI to NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson or Pool in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

            6.9 REORGANIZATION RELATED REPRESENTATIONS. All of the warranties and representations set forth in Section 5.7 of this Agreement are true and correct.


                                    ARTICLE 7

                   COVENANTS AND AGREEMENTS OF NETRAM, TORRES
                  TONINI, HYLTON, KLOSTERMAN, ERICKSON AND POOL

            7.1 CONDUCT OF BUSINESS. From the date hereof to the Effective Date, NETRAM shall conduct the Business substantially in the manner in which it is presently conducted and, without the prior written consent of MMI and MEI, not to undertake any of the actions specified in Section 3.10.

Without limiting the generality of the foregoing, NETRAM shall not, without the prior written consent of MEI and MMI:

                 (a) make any change in its Articles of
Incorporation or Bylaws;

                 (b) make any change in the authorized or issued shares except as contemplated by this Agreement;

                 (c) make any payment or distribution to
Shareholders or purchase or redeem any shares of capital stock except for a distribution to the Shareholders of the amount required to permit them to pay the federal and state income tax on the income of NETRAM prior to the Effective Date;

                 (d) mortgage, pledge, or subject to lien or encumbrance any of its assets, tangible or intangible;

                 (e) cancel any debts or claims or waive any rights of value;

                 (f) incur any indebtedness or guarantees or enter into any commitment or make any material capital expenditures or investments;

                 (g) make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to either of the Shareholders or any of its present or former officers or employees;

                 (h) make any material change in its method of management, operation, or accounting; or

                 (i) except in the ordinary course of
business, enter into any other material transactions;

                 (j) hire any person as an employee except in the ordinary course of business;

                 (k) adopt any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

                 (l) grant or agree to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;

                 (m) sell or transfer any of its assets,
property, or rights other than in the ordinary course of business or cancel or agree to cancel, any debts or claims; or

                 (n) make or permit any amendment or
termination of any material contract, agreement, or license to which it is a party.

            7.2 CONDITIONS. From the date hereof to the Effective Date NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson and Pool shall use their best efforts to satisfy the conditions precedent to consummation of the transactions contemplated by this Agreement to the extent they are to be performed by them, their agents or representatives and to obtain any consents which may be required to permit such consummation.

            7.3 LITIGATION. From the date hereof through the Effective Date, NETRAM shall notify MMI and MEI promptly of
(i) any actions or proceedings that, from the date hereof, are threatened or commenced against NETRAM or against any officer, director, employee, properties or Assets of NETRAM, (ii) any action or proceeding threatened or commenced against NETRAM which could impair its ability to perform its obligations under this Agreement, and (iii) any requests for additional information or documentary materials by any Governmental Authority in connection with the transactions contemplated hereby.

            7.4 NOTICE OF BREACH OF REPRESENTATIONS AND
WARRANTIES OF NETRAM. From the date hereof through the Effective Date, NETRAM shall promptly notify MMI and MEI of any event, condition or circumstance occurring from the date hereof through the Effective Date that would constitute a violation or breach of this Agreement by NETRAM and of any changes to the Schedules to this Agreement, PROVIDED, HOWEVER, that such notification shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

            7.5 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Effective Date, MMI and MEI shall be entitled, through their employees and representatives, to make such investigation of the assets, liabilities, Assets, business and operations of NETRAM, and such examination of the books, records and financial condition of NETRAM, as MMI or MEI reasonably determines is necessary.

            7.6 FURTHER ASSURANCES. NETRAM, Torres, Tonini,
Hylton, Klosterman, Erickson and Pool shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.
NETRAM shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Effective Date as promptly as practicable.

            7.7 COOPERATION. NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson and Pool shall provide MMI and MEI with any other document that MMI or MEI may reasonably request and shall otherwise cooperate in MMI and MEI's examination of the Business.

            7.8 NO SOLICITATION OF OTHER TRANSACTIONS. Neither NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson nor Pool shall, and shall cause their officers, directors, employees, affiliates, representatives or agents not to, directly or indirectly solicit, encourage, initiate or hold discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any person (other than MMI or MEI) (a "Third Party") concerning the Business in connection with any merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of beneficial ownership of or to vote securities of NETRAM, liquidation, dissolution or similar transaction or business combination (each being hereinafter referred to as an "Acquisition Transaction") involving NETRAM. NETRAM shall promptly inform MMI and MEI of any inquiry (including the terms thereof and the identity of the Third Party making such inquiry) which it may receive in respect of an Acquisition Transaction involving the stock, Assets or Business of NETRAM and, if in writing, furnish to MMI and MEI a copy of any such inquiry.


                                    ARTICLE 8

                CONDITIONS TO THE OBLIGATIONS OF NETRAM, TORRES,
                  TONINI, HYLTON, KLOSTERMAN, ERICKSON AND POOL

            The obligations of NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson and Pool to enter into and complete the Merger is subject to the fulfillment on or prior to the Effective Date of the following conditions, any one or more of which may be waived by any such party as a condition to its performance, to the extent permitted by law:

            8.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of MMI and MEI contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date as though made at and as of that date, and each of MMI and MEI shall have delivered to NETRAM an officer's certificate to that effect as to such corporation.

            8.2 COMPLIANCE WITH COVENANTS. MMI and MEI shall in all material respects have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them on or prior to the Effective Date, and each of MMI and MEI shall have delivered to NETRAM an officer's certificate to that effect as to such corporation.

            8.3 CORPORATE ACTION. NETRAM shall have received certified copies of the Articles of Incorporation and Bylaws of both MMI and MEI, and all amendments thereto, and of resolutions of the Boards of Directors of MMI and MEI and of MEI as the sole shareholder of MMI, in form reasonably satisfactory to NETRAM, approving the execution and delivery of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

            8.4 LITIGATION. On the Effective Date, there shall be no litigation, proceeding or investigation pending or threatened pertaining to the transactions contemplated by this Agreement or to its consummation, or which, if decided adversely, would materially affect the value of the Business or the ability of MMI to operate the Business or to own and use the Assets.

            8.5 ABSENCE OF ADVERSE GOVERNMENTAL ACTION. No action shall have been taken, proposed or threatened and no statute, rule, regulation or order shall have been proposed, enacted or entered by any Governmental Authority or by any court with jurisdiction over the transaction contemplated herein which threatens to prohibit or unduly delay consummation of such transaction on the terms and provisions herein set forth.

            8.6 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments and other documents delivered to NETRAM, Torres, Tonini, Hylton, Klosterman,
Erickson and Pool under this Agreement shall be satisfactory in all reasonable respects to them and their counsel.

            8.7 CONSENTS AND APPROVALS. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or governmental agencies or any modifications or amendments to existing agreements with third parties required to be obtained by NETRAM, MMI or MEI shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the parties hereto to carry out the transactions contemplated hereby and NETRAM shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of same. The waiting period required by any regulatory agency shall have expired.

            8.8 NO MATERIAL ADVERSE CHANGES. Since the date hereof, there shall not have been any material adverse changes in the financial condition or the results of operations of the Business of NETRAM and the Business and Assets of NETRAM shall not have sustained any material loss or damage, whether or not insured.

            8.9 EMPLOYMENT AGREEMENTS. MMI shall have entered into Employment Agreements with each of Torres and Tonini, substantially in the form of EXHIBIT B hereto.

            8.10 TAX DISTRIBUTIONS. The Shareholders shall have received distributions from NETRAM to enable them to pay the federal and state income tax on the income of NETRAM prior to the Effective Date.


                                    ARTICLE 9

                  CONDITIONS TO THE OBLIGATIONS OF MMI AND MEI

            The obligation of MMI and MEI to enter into and complete the Merger is subject to the fulfillment on or prior to the Effective Date of the following conditions, any one or more of which may be waived by them, to the extent permitted by law.

            9.1 REPRESENTATIONS AND WARRANTIES. The
representations and warranties of Torres, Tonini, Hylton, Klosterman, Erickson and Pool contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date as though made at and as of that date, and the Shareholders shall have delivered to MMI and MEI a certificate to such effect.

            9.2 COMPLIANCE WITH COVENANTS. NETRAM, Torres, Tonini, Hylton, Klosterman, Erickson and Pool shall in all material respects have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them on or prior to the Effective Date, and the Shareholders shall have delivered to MMI a certificate to that effect.

            9.3 CORPORATE ACTION. MMI shall have received certified copies of NETRAM's Articles of Incorporation and Bylaws, and all amendments thereto. and of resolutions of NETRAM's Board of Directors and Shareholders, in form reasonably satisfactory to MMI and MEI, approving the execution and delivery of this Agreement and the Ancillary
Agreements and the transactions contemplated hereby and thereby.

            9.4 LITIGATION. On the Effective Date there shall be no litigation, proceeding or investigation pending or threatened pertaining to the transactions contemplated by this Agreement or to its consummation, or which, if decided adversely, would materially affect NETRAM, the Common Stock of NETRAM, the Business or the right of MMI to acquire the Assets of NETRAM or to continue the operation of its Business.

            9.5 ABSENCE OF ADVERSE GOVERNMENTAL ACTION. No action shall have been taken, proposed or threatened and no statute, rule, regulation or order shall have been proposed, enacted or entered by any Governmental Authority or by any court with jurisdiction over the transaction contemplated herein which threatens to prohibit or unduly delay consummation of such transaction on the terms and provisions herein set forth.

            9.6 CONSENTS AND APPROVALS. All waivers, licenses, agreements, permits, consents, approvals or authorizations of third parties or governmental agencies or any modifications or amendments to existing agreements with third parties required to be obtained by NETRAM, MMI or MEI shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the parties hereto to carry out the transactions contemplated hereby and MMI and MEI shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of same. The waiting period required by any regulatory agency shall have expired.

            9.7 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments and other documents delivered to MMI and MEI under this Agreement shall be satisfactory in all reasonable respects to MMI and MEI and their counsel.

            9.8 NO MATERIAL ADVERSE CHANGES. Since the date hereof, there shall not have been any material adverse changes in the financial condition or the results of operations of the Business and the Business and Assets of NETRAM shall not have sustained any material loss or damage, whether or not insured.

            9.9 NONCOMPETITION AGREEMENTS. MMI shall have entered into Noncompetition Agreements with each of Torres and Tonini substantially in the form of EXHIBIT C hereto.

            9.10 EMPLOYMENT AGREEMENTS. MMI shall have entered into Employment Agreements with each of Torres and Tonini, substantially in the form of EXHIBIT B hereto.

            9.11 CLEARANCE CERTIFICATES. NETRAM shall have furnished MMI and MEI with a tax clearance certificate from the California Franchise Tax Board dated no more than 15 days prior to the Effective Date.


                                   ARTICLE 10

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

            10.1 SURVIVAL. All statements contained in the schedules attached hereto or in any certificate, schedule, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder.
Except as otherwise expressly provided herein, all of the representations, warranties, covenants and agreements of the parties hereto shall survive the execution and delivery of this Agreement and the Effective Date, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any other party. The representations and warranties contained in Sections 3.14, 4.7, 5.6 and 6.6 (Brokerage) shall survive for the period of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

            10.2 INDEMNIFICATION. Each party to this Agreement shall severally, but not jointly, indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses ("Damages") which exceed, in the aggregate, $50,000, exclusive of attorney's fees, incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty, or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder (a "Breach"). This $50,000 threshold shall be an individual threshold for any claim by MEI or MMI against a Shareholder but an aggregate threshold for claims by the Shareholders against MEI and MMI. Subject to such $50,000 limitation, and the terms of this Agreement, the party committing the Breach shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Effective Date, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. No liability shall arise against a party hereof regarding a settlement of any claim unless such settlement was previously approved by such party.

            10.3 RECOURSE LIMITED TO STOCK. If, as a result of a Breach by any Shareholder(s), the aggregate Damages to MMI and MEI exceed $50,000, MEI shall, on a pro rata basis and as its sole recourse, cancel shares of the MEI Common Stock which were issued in the Merger to the Shareholder(s) committing the Breach. The number of shares to be canceled hereunder shall be valued at the then current market value. The amount of loss or damages which are to be off set by the cancellation of additional shares of MEI Common Stock pursuant to this Section

10.3 shall be determined by the independent certifying public accountants of MEI or by any other independent accountant or professional selected by the MEI Board of Directors who is engaged in the business of valuating businesses or losses to businesses. The foregoing limitation shall not be applicable to Damages resulting from breaches of representations and warranties which constitute fraud as defined at common law (but with a standard of actual knowledge at the time of the execution of this Agreement or the Effective Date).

            10.4 INDEMNIFICATION FOR NETRAM TAX LIABILITIES. In the event any Shareholder is personally responsible for the payment of any federal or state income taxes with respect to any pre-Effective Date income of NETRAM and such tax liability exceeds the amount which may be distributed to him under
Section 7.1(c) hereof, MMI shall indemnify and hold harmless such Shareholder from such tax liability; provided, however, that such Shareholder shall contest, at MMI's request and expense, any tax liability which may in good faith be contested.


                                   ARTICLE 11

                                  MISCELLANEOUS

            11.1 NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties, and covenants made by any party to this Agreement shall survive the Effective Date.

            11.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by Federal Express or other comparable overnight messenger service to the parties at the following addresses:

               (i)      If to MMI or MEI to:

                        Millennium Memory, Inc. or
                        Millennium Electronics, Inc. (as
                        appropriate)
                        31642 South Coast Highway, Suite 100
                        Laguna Beach, California  92677
                        Attention:  Troy D. Barnes, President

                        with a copy to:

                        SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                        650 Town Center Drive, 4th Floor
                        Costa Mesa, California  92626
                        Attention:  John J. Giovannone, Esquire

                (ii)    If to NETRAM, Torres or Tonini to:

                        NETRAM Components, Inc.
                        31642 South Coast Highway, Suite 202
                        Laguna Beach, California  92677
                        Attention:  John Torres

                        with a copy to:

                        BROBECK, PHLEGER & HARRISON LLP
                        4675 MacArthur Court, Suite 1000
                        Newport Beach, California  92660
                        Attention:  Gabrielle M. Wirth, Esquire


              (iii)     If to Hylton to:

                        85 Argonaut, Suite 100
                        Aliso Viejo, California  92656


             (iv) If to Klosterman, Erickson or Pool, to such person at:

                        575 Anton Boulevard, Suite 480
                        Costa Mesa, California  92626

                        with a copy to:

                        MILLS & MILLS
                        11755 Wilshire Boulevard, Suite 1400
                        Los Angeles, California  90024
                        Attention:  Michael E. Mills, Esq.


          Personally delivered notices and other communications shall be deemed given upon actual personal delivery to the intended recipient. Notices sent via Federal Express (or other comparable overnight messenger service) shall be deemed given upon the immediately following business day. Any party may by notice given in accordance with this Section 10.2 to the other parties designate another address or person for receipt of notices hereunder.

          11.3 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

          11.4 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL
REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the



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terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. The failure of any party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          11.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within such State.

          11.6 ARBITRATION OF DISPUTES.

               (a) All disputes arising under this Agreement shall be settled by arbitration in Orange County and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Except as specifically provided herein, the arbitration shall proceed in accordance with the laws of the State of California. Either party requesting arbitration shall serve a written demand for arbitration on the other party(ies) in the manner provided in
Section 11.2 hereto. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. No later than 20 calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a disinterested person to act as the arbitrator. In the event that the parties do not agree on the selection of an arbitrator, each party shall select an arbitrator within 10 days after the date on which the parties do not agree on the selection of a sole arbitrator and the two arbitrators so selected shall select a third arbitrator within 10 days after the parties select their arbitrators; the provisions set forth herein regarding the single arbitrator shall apply to the three arbitrators so selected. In the event the two arbitrators cannot agree on a third arbitrator, the third arbitrator shall




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

be designated by the presiding judge of the Orange County
Superior Court. No later than 10 calendar days after appoint-ment of an arbitrator, the parties shall jointly prepare and submit to the arbitrator a set of rules for the arbitration.
In the event that the parties cannot agree on the rules for the arbitration, the arbitrator shall apply the provisions of sections 1282, 1283 and 1284 of the California Code of Civil Procedure. No later than 10 calendar days after the arbitrator(s) is (are) appointed, the arbitrator(s) shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing shall commence no later than 120 calendar days after the arbitrator(s) is (are) appointed and shall continue from day to day until completed.
The arbitrator(s) shall issue his (their) award in writing no later than 20 calendar days after the conclusion of the hearing. In rendering his (their) award, the parties to this Agreement agree that the arbitrator(s) shall have no jurisdiction to consider evidence with respect to or render any award or judgment for punitive or exemplary damages or any other amount awarded for purposes of imposing a penalty. The parties to this Agreement specifically waive any claims for punitive or exemplary damages (or any other amount awarded for the purpose of imposing a penalty) that arise out of or relate to this Agreement or the conduct of the parties in connection with this Agreement. Any party may petition any court having jurisdiction to confirm an award of the arbitrator(s) in accordance with section 1285 of the California Code of Civil Procedure and any party aggrieved from any such order may appeal that order pursuant to section 1294 of the California Code of Civil Procedure. All discovery shall be completed no later than the commencement of the arbitration hearing or 120 calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrator(s) extends or shortens that period. The fees and expenses of such arbitration
(including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration. The arbitrator(s) shall not have the power to amend this Agreement in any respect.

               (b)  The parties agree that all facts and
information relating to any arbitration arising under this Agreement shall be kept confidential to the extent possible. The parties agree that all documents filed with any court in connection with the resolution of any dispute hereunder shall be filed under seal. The parties further agree and acknowledge that a claim for damages for breach of the agreement to maintain confidentiality shall not provide an adequate remedy and acknowledge that a claim for specific performance or injunctive relief is appropriate.

          11.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal




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representatives.  Neither this Agreement, nor any right
hereunder, may be assigned by any party without the written consent of the other parties hereto; provided, however, MMI shall be permitted to assign all of its rights and obligations hereunder to an affiliate without the consent of NETRAM or the Shareholders. Any non-permitted assignment or attempted assignment shall be void.

          11.8 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to give any person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Without limiting the generality of the foregoing, no provision in this Agreement shall create any third party beneficiary or other right in any employee, consultant or agent or former employee, consultant or agent of NETRAM (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) with MMI, MEI or NETRAM or in respect of any benefits that may be provided, directly or indirectly, under any Benefit Plan.

          11.9 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          11.10 SCHEDULES AND EXHIBITS. The Schedules and Exhibits are parts of this Agreement as if fully set forth herein. All references herein to Articles, Sections, paragraphs, schedules and exhibits shall be deemed references to such parts of this Agreement unless otherwise specified.

          11.11 HEADINGS AND CONSTRUCTION. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. This Agreement has been drafted with the joint participation of the parties hereto and shall be construed to be neither against nor in favor of any party hereto but rather in accordance with the fair meaning thereof.

          11.12 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.13 TIME OF ESSENCE. Time is of the essence for each and every provision of this Agreement.



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


          11.14 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          11.15 PAYMENT OF INDEBTEDNESS TO TORRES.
Promptly following the Effective Date, MMI shall repay NETRAM's
$110,000 indebtedness to Torres.


                                   ARTICLE 12

                                   DEFINITIONS

          12.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

               "ANCILLARY AGREEMENTS" means all agreements and instruments to be delivered by any of the parties under this Agreement including, but not limited to, the Noncompetition Agreements substantially in the form attached hereto as EXHIBIT C and the Employment Agreements substantially in the form of EXHIBIT B.

               "ASSETS" shall mean all of the right, title and interest in and to the business, properties, assets and rights of NETRAM of any kind, whether tangible or intangible, real or personal, and constituting, or used or useful in connection with, or related to, the Business, including without limitation all of NETRAM's right, title and interest in and to the following:

               (a)  all Inventory;

               (b)  all Equipment;

               (c)  all accounts receivable;

               (d)  all contract rights;

               (e)  all intangible assets, including all
Intellectual Property:

               (f)  all Books and Records;

               (g)  all insurance policies;



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               (h)  all computers and software used in or
pertaining to the Business;

               (i) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, telephone and fax numbers and purchasing records related to the Business;

               (j)  all rights under or pursuant to all
warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to NETRAM pertaining to the Business or affecting the Assets;

               (k)  all claims, causes of action, choses in
action, rights of recovery and rights of set-off of any kind, against any person or entity and related to the Business, including, without limitation, any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by NETRAM on or prior to the Effective Date;

               (l)  all goodwill relating to the Business; and

               (m)  all Permits, to the extent transferable.

               "BOOKS AND RECORDS" means originals or copies of all of NETRAM's books and records, including books of account, minute books and stock record books, and accounting records, sales data, customer lists, information relating to customers, supplier lists, mailing lists, brochures, advertising materials, business and marketing plans, and operating records of every kind.

               "EQUIPMENT" means all of the machinery, spare parts, supplies, equipment and other tangible personal property owned by NETRAM, including all such items used in connection with, and located at any office or other facility of, the Business.

               "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

               "INVENTORY" shall mean all of NETRAM's inventory of goods, including all merchandise, raw materials, work in progress and finished products, wrapping, supply and packaging items and similar items, held for resale or used in connection with the Business, in each case wherever the same may be located.




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

               "LIABILITIES" means any and all liabilities or obligations of NETRAM, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof.

               "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any significant and substantial adverse effect or change in the condition (financial or other), business, results of operations, public image, prospects, assets, liabilities or operations of NETRAM or on the ability of NETRAM to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "material adverse effect" or "material adverse change."

               "PERMITS" means all licenses, permits,
franchises, approvals, authorizations, consents or orders of, or filings with, any Governmental Authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                              "NETRAM"

                              NETRAM COMPONENTS, INC.,
                              a California corporation


                              By   /s/ John Torres
                                   ---------------------------------
                                   John Torres, President
                                   ---------------------------------
                                   [Printed Name and Title (Pres. or
                                   Chair)]


                              By   /s/ Terry Tonini
                                   ---------------------------------
                                   Terry Tonini       , Secretary
                                   ------------------
                                   [Printed Name]






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                              "MMI"

                              MILLENNIUM MEMORY, INC.,
                              a California corporation


                              By   /s/ Troy D. Barnes
                                   ---------------------------------
                                   Troy D. Barnes, President


                              By   /s/ Troy D. Barnes
                                   ---------------------------------
                                   Troy D. Barnes, Secretary

                              "MEI"

                              MILLENNIUM ELECTRONICS, INC.,
                              a Nevada corporation


                              By   /s/ Troy D. Barnes
                                   ---------------------------------
                                   Troy D.  Barnes, President


                              By   /s/ Celeste Barnes
                                   ---------------------------------
                                   Celeste Barnes, Secretary


                              "Torres"


                              /s/ John Torres
                              --------------------------------------
                              JOHN TORRES, an individual


                              "Tonini"


                              /s/ Terry Tonini
                              --------------------------------------
                              TERRY TONINI, an individual






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
                              "Hylton"


                              /s/ Jeff Hylton
                              --------------------------------------
                              JEFF HYLTON, an individual


                              "Klosterman"


                              /s/ Don Klosterman
                              --------------------------------------
                              DON KLOSTERMAN, an individual

                              "Erickson"


                              /s/ David D. Erickson
                              --------------------------------------
                              DAVID D. ERICKSON, an individual


                              "Pool"


                              /s/ Bret Pool
                              --------------------------------------
                              BRET POOL, an individual






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                         THE EXHIBITS AND SCHEDULES
                       LISTED ON PAGES 11 AND 12 OF THIS
                 CURRENT REPORT ON FORM 8-K HAVE BEEN OMITTED.
                 THE REGISTRANT WILL FURNISH A COPY OF ANY SUCH
               EXHIBIT OR SCHEDULE TO THE COMMISSION UPON REQUEST.

                                                                Exhibit 99.1


                                NEWS RELEASE



To:         Millennium Electronics, Inc.
            31642 South Coast Highway
            Laguna Beach, CA  92677

Contact:    Troy D. Barnes
            President and Chief Executive Officer
            714.499.0877

            Michael Pollock/Cecilia Wilkinson
            Pondel Parsons & Wilkinson
            310.207.9300

                                                      FOR IMMEDIATE RELEASE

                      MILLENNIUM ELECTRONICS and NETRAM
                               AGREE TO MERGER

            Laguna Beach, California -- October 7, 1997 -- Millennium Electronics, Inc. (OTC:MILM), today announced that it has completed its acquisition, through a merger, of privately held NetRam(TM) Components, Inc., a system manufacturer of high powered personal computers. The merger establishes an important new business division for Millennium, which previously focused solely on the manufacture and distribution of DRAM memory products through its Millennium Memory(TM) subsidiary.
            As part of the transaction, NetRam's six stockholders will divide 576,000 shares of Millennium common stock and a cash payment of $120,000.
            In conjunction with the merger, John Torres, NetRam's founder and president, will continue to head NetRam's division as its president, and Terry Tonini will continue as NetRam's vice president of retail sales and marketing.
            NetRam, also based in Laguna Beach, markets to major electronics retailers and a nationwide network of value-added resellers (VARs).
            "This is an important strategic move by Millennium Electronics to diversify our revenue base and add important new retail channels to our growing list of customers," said Troy D. Barnes, Millennium's president and chief executive officer. "Millennium and NetRam will benefit from a combined infrastructure to support our fast growing sales. Both companies focus on providing quality products, at competitive prices."
            Barnes added: "John Torres is a leader in the PC industry and we look forward to working together in a common goal to build on NetRam's success. The merger of our companies will produce important advantages in terms of shared resources. Millennium and NetRam have a history of working together, and we are looking forward to a quick and comfortable integration of our operations."
            Torres said: "I believe this merger provides an excellent environment for NetRam to achieve profitable growth within a focused organization. The quality of Millennium's management team and access to financing will help secure NetRam's position as a leading manufacturer of high quality, high-speed computer systems."
            NetRam's multi-media computer systems are based on Intel's Pentium(R) and the newest Pentium(R) II processors.

            Millennium is a nationwide provider of Dynamic Random Access
Memory (DRAM) memory upgrade components for personal computers, laptop and notebook computers, file servers and printers to retailers, resellers, value-added resellers, value-added distributors and original equipment manufacturers. The company's standard memory modules incorporate industry standard specifications and are designed to be incorporated into a wide variety of computing and electronic equipment.
            This news release contains certain forward-looking statements that involve risk and uncertainties, such as statements of the company's plans, objectives, expectations and intentions. The company's actual results could differ materially from those indicated by such statements as a result of various factors, including those discussed in the company's Form 10-Q on file with the Securities and Exchange Commission.

                                  #   #   #
































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